EXHIBIT 99.2

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Shawn M. Harrington, the Chief Financial Officer of Gerber Scientific, Inc. (the "Company"), pursuant to 18 U.S.C. Section 1350, hereby certifies that:

(i) the Annual Report on Form 10-Q for the quarter ended July 31, 2002 of the Company (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 13, 2002

/s/ Shawn M. Harrington

Shawn M. Harrington